Exhibit 23.1

Consent of Independent Auditors

We consent to the use of our report dated March 1, 2022, with respect to the consolidated financial statements of Bank Leumi Le-Israel Corporation and Subsidiaries, included herein in Amendment No. 1 to Valley National Bancorp’s Current Report on Form 8-K, which is incorporated by reference in the Registration Statements on Form S-8 (Nos. 333-255364, 333-235333, 333-222345, 333-264071 and 333-211060) and Form S-3 (Nos. 333-254696 and 333-264069) of Valley National Bancorp.

/s/ KPMG LLP

New York, New York

June 13, 2022